EXHIBIT 99.1

Media Release

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Company and NNN Realty Advisors
Host Conference Call Thurs., May 24
Live Call at 3 p.m. (CT)
CHICAGO and SANTA ANA, Calif., May 23, 2007 — Grubb & Ellis Company (NYSE: GBE ) and NNN Realty Advisors, Inc., today announced that they will host a conference call and live Webcast to discuss their definitive merger agreement on Thursday, May 24, at 3 p.m. Central Time. The Company will post a slide presentation prior to the conference call.
     Executives of Grubb & Ellis and NNN Realty Advisors will review the proposed transaction and respond to investor questions. The conference call will be webcast on the investor relations section of Grubb & Ellis’ Web site at www.grubb-ellis.com or may be accessed by dialing 800.322.5044 for domestic callers and 617.614.4927 for international callers. The conference call ID number is 36956725.
     An audio replay will be available beginning at 5 p.m. CT on May 24 until 5 p.m. CT on May 31, and can be accessed by dialing 888.286.8010 for domestic callers and 617.801.6888 for international callers and entering conference call ID 95141045. In addition, the conference call audio and slide presentation will be archived on the company’s Web site following the call.
###
Grubb & Ellis Company
500 West Monroe Street, Suite 2800 Chicago, IL 60661 312.698.6700